As filed with the Securities and Exchange Commission on July 29, 2024
Registration No. 333-279282
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT (Registration No. 333-279282)
UNDER
THE SECURITIES ACT OF 1933
Silvaco Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1503712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Silvaco Group, Inc.
4701 Patrick Henry Drive
Building #23
Santa Clara, California, 95054
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2014 Stock Incentive Plan
2024 Stock Incentive Plan
2024 Employee Stock Purchase Plan
(Full title of the plan)

Dr. Babak A. Taheri
Chief Executive Officer
Silvaco Group, Inc.
4701 Patrick Henry Drive
Building #23
Santa Clara, CA 95054
(408) 567-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Drew M. Valentine
Gurpreet Bal
DLA Piper LLP (US)
303 Colorado Street, Suite 3000
Austin, Texas 78701
(512) 457-7000

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a small reporting company)	Smaller reporting company	☒

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333- 279282), filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 9, 2024 (the “Form S-8”), is being filed by Silvaco Group, Inc. (the “Company” or the “Registrant”) to correct a typographical errors in Exhibit 99.3 and Exhibit 5.1 of the Form S-8 (together, the “Typographical Errors”). Except as revised to correct the Typographical Errors in Exhibit 99.3 and Exhibit 5.1, this Post-Effective Amendment No. 1 to the Form S-8 does not modify or update the previously filed Form S-8. The corrected Exhibits 99.3 and 5.1 are filed herewith as Exhibit 99.3 and Exhibit 5.1, respectively. No additional securities are to be registered, and registration fees were paid upon filing of the original Form S-8.
PART II
Information Required in the Registration Statement
Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1.3 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.2
Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.3
Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.4
Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.5	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).
5.1*	Form of Opinion of DLA Piper LLP (US).
23.1**	Consent of Moss Adams LLP.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1**	Power of Attorney (included as part of the signature pages to the Prior Registration Statement).
99.1
Silvaco Group, Inc. Amended and Restated 2014 Stock Plan (including forms of award agreements thereunder) (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

99.2
Silvaco Group, Inc. 2024 Stock Incentive Plan (including forms of award agreements thereunder) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

99.3*	Silvaco Group, Inc. 2024 Employee Stock Purchase Plan.
107**	Filing Fee Table.
________________
* Filed herewith.
** Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on July 29, 2024.

SILVACO GROUP, INC.

By:	/s/ Dr. Babak A. Taheri
Name: Dr. Babak A. Taheri
Title: Chief Executive Officer

Signature	Title	Date

/s/ Dr. Babak A. Taheri	Chief Executive Officer, and Director (Principal Executive Officer)	July 29, 2024
Dr. Babak A. Taheri

/s/ Ryan Benton	Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2024
Ryan Benton

*	Chair of the Board	July 29, 2024
Katherine S. Ngai-Pesic

*	Lead Independent Director	July 29, 2024
Dr. Hau L. Lee

*	Director	July 29, 2024
Anita Ganti

*	Director	July 29, 2024
William H. Molloie Jr.

*	Director	July 29, 2024
Anthony K. K. Ngai

*	Director	July 29, 2024
Dr. Walden C. Rhines

*	Director	July 29, 2024
Jodi L. Shelton

*By: /s/ Ryan Benton
Ryan Benton
Attorney-in-Fact